UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2006

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XSTREAM BEVERAGE NETWORK, INC.

(Exact name of registrant as specified in its charter)

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Nevada	331-30158A	05-0547629
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2 South University Drive, Suite 220, Plantation, Florida 33324

(Address of Principal Executive Office) (Zip Code)

(954) 473-0850

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On December 15, 2006, XStream Beverage Network, Inc. (the “Company”) signed a Letter of Intent to sell its distribution subsidiary, XStream Beverage Network of Maryland, Inc., to Global Beverage Solutions, Inc. (“Global Beverage”). The transaction will be structured as a merger of XStream Beverage Network of Maryland, Inc. into a wholly-owned subsidiary of Global Beverage. The transaction is valued at approximately $33 million. The Company will receive a significant stake in Global Beverage and Global Beverage will issue a $2 million promissory note payable to the Company, plus assume the balance of a promissory note. The transaction is subject to the parties executing a definitive Agreement and Plan of Merger in form and substance satisfactory to each party and their counsel by December 31, 2006.

A copy of the Letter of Intent is attached hereto as Exhibit 2.1 and is incorporated herein. A copy of the Press Release, issued on December 18, 2006, announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein.

Item 8.01

Other Events

Please see Item 1.01.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit Number	Description of Exhibit

2.1	Letter of Intent between XStream Beverage Network, Inc. and Global Beverage Solutions, Inc., dated December 15, 2006

99.1	Press Release issued by XStream Beverage Network, Inc. on December 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XSTREAM BEVERAGE NETWORK, INC.

By:	/s/ TED FARNSWORTH
Ted Farnsworth Chief Executive Officer

Date:  December 21, 2006

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